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UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2008

ALLEGRO BIODIESEL CORPORATION
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(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporaton)	0-21982 (Commission File Number)	20-5748331 (IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 13, 2008, Allegro Biodiesel Corporation (“Allegro”, or the “Company”) entered into a definitive Interest Purchase Agreement (the “Purchase Agreement”) with Consolidated Energy Holdings, LLC (“CEH”). Pursuant to the Purchase Agreement, on the closing date, CEH will purchase 100% of the Company’s interests (the “Membership Interests”) in its wholly-owned subsidiary, Vanguard Synfuels, LLC (“Vanguard”). Many of the members of CEH are former members of Vanguard who sold their interests in Vanguard to Allegro in September 2006. Two of the members of CEH, Darrell Dubroc and Tim Collins, are current officers and directors of Allegro who will resign from those positions upon the closing. Vanguard comprises substantially all of the operating assets of Allegro. The Purchase Agreement and ancillary documents thereto supersede the letter of intent disclosed by Allegro in its Form 8-K filed with the Securities and Exchange Commission on May 22, 2008.

Separately, Allegro has also signed an agreement to settle its claims against an escrow account that was established when it purchased Vanguard. Many of the members of CEH, including Messrs. Dubroc and Collins, are beneficiaries of the escrow account.

A summary of the Purchase Agreement, the material ancillary agreements thereto, and the agreement to settle claims, are set forth below. Capitalized terms used in the summaries and not otherwise defined all have the meanings assigned to them in the relevant agreements. Each summary is subject to, and qualified in its entirety by, reference to the relevant agreement.

I.      Description of Purchase Agreement

Consideration

Payment for Interests. At the closing of the Acquisition, CEH will pay Allegro $1,000 in cash for 100% of the Company’s interests in Vanguard (the “Interests”).

Payment or Assumption of Certain Liabilities. CEH will pay or assume all of Vanguard’s liabilities as set forth on a closing balance sheet. Included in those liabilities is approximately $2.9 million of principal and additional accrued interest (the “Indebtedness”) owed by Vanguard to First South Farm Credit, ACA (“First South”) under a term loan and revolving credit facility.

Retained Assets

At the closing, Allegro will retain several non-operating assets, including (i) cash, (ii) its equity investment in Community Power Corporation (“CPC”), (iii) a note receivable from CPC, and (iv) any remaining claims it has under the Escrow Agreement that was established when the Company originally acquired Vanguard in September 2006 (the “2006 Escrow Agreement”).

Representations, Warranties and Covenants

Allegro and CEH each have made customary representations, warranties and covenants in the Purchase Agreement. These include, among others, a covenant by Allegro, at its option, to cease funding any and all outstanding and future costs and expenses related to the operations of Vanguard; a covenant by CEH to pay certain legal fees of Allegro; a covenant by Allegro to file its final federal tax returns for the year ended December 31, 2007, and all relevant state tax returns; a covenant by Allegro to assign, and CEH to assume, all existing employment contracts of certain employees of Allegro and all accrued and future liabilities related thereto; a covenant by CEH to deliver general releases of all claims against Allegro by each of such employees; and covenants by the parties to enter into certain ancillary agreements as of the closing, including a delivery of the release of Allegro’s corporate guaranty in favor of First South.

Conditions to Closing

CEH’s obligation to close is subject to, among other things, (i) delivery by Allegro of an instrument of transfer of all of the Membership Interests, (ii) delivery by Allegro of an Assignment and Assumption Agreement relating to the Employee Liabilities between Allegro and CEH, (iii) delivery by Allegro of a voting agreement executed by certain stockholders of Allegro pursuant to which they agree to vote in favor of the Acquisition; and (iv) Allegro having paid certain outstanding taxes to the IRS.

Allegro’s obligation to close is subject to, among other things, delivery by CEH of (i) the cash amount of the payment for the Interests; (ii) the Assignment and Assumption Agreement; (iii) the Employee Resignation Letters; (iv) the Employee Releases; and (v) the release of Allegro’s guaranty of the Indebtedness by First South.

Indemnification

The Purchase Agreement provides that Allegro and CEH will jointly and severally indemnify Allegro and its affiliates, and Allegro will indemnify CEH and its affiliates against any losses arising from a breach or inaccuracy of any representation or warranty of such party or a breach or failure to perform any covenant of such party. CEH will also indemnify Allegro against any and all losses in connection with (i) the Employee Liabilities, and (ii) one-half (½) of a judgment, settlement or other resolution of the claims made by John T. McDaniel or his estate against the Company in litigation pending in Louisiana.

Termination

The Purchase Agreement contains certain termination rights for both Allegro and CEH under specified circumstances, including in the event that the closing of the transactions contemplated by the Purchase Agreement have not occurred by September 30, 2008. In addition, as described more fully in Article 9 of the Purchase Agreement, Allegro can terminate the Purchase Agreement if, prior to the mailing of a definitive Information Statement to Allegro’s stockholders, Allegro enters into a definitive agreement providing for the implementation of a Superior Proposal, provided that Allegro shall, prior to or simultaneously with the closing of a Superior Proposal, pay to CEH the Purchaser Transaction Expenses.

II.      Description of the Assignment and Assumption Agreement

Allegro and CEH have entered into an Assignment and Assumption Agreement whereby Allegro will irrevocably transfer all of its rights, titles and interests in the Employee Liabilities as defined in the IPA.

III.     Description of the Agreement to Settle Certain Claims

Allegro and the Former Members have entered into an Agreement to Settle Certain Claims. This Agreement relates to certain claims Allegro has previously made under the 2006 Escrow Agreement. Under this Agreement, (i) Allegro will receive $151,628.08 from the cash escrow deposit established under the 2006 Escrow Agreement and 124,961 shares of Allegro’s common stock from the stock escrow deposit established under the 2006 Escrow Agreement, and (ii) the Former Members will receive $201,129.30 from the cash escrow deposit and 126,250 in shares of Allegro’s common stock from the stock escrow deposit upon delivery of a definitive Information Statement to Allegro’s shareholders. The Agreement to Settle Certain Claims also stipulates that Allegro and the Former Members will act in good faith to resolve all remaining claims against the escrow account established under the 2006 Escrow Agreement before July 15, 2008. If the two parties have not entered into a binding settlement or a release of all such claims, then Allegro and the Former Members will enter into binding arbitration to resolve such claims.

Joint escrow instructions relating to the release of cash and shares described above have been executed by the parties; escrowed with counsel for the Former Members; and will be delivered to the escrow agent under the 2006 Escrow Agreement upon receipt of written confirmation that Allegro has mailed a definitive Information Statement to its stockholders in accordance with the Purchase Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

 2.1              Interest Purchase Agreement, dated as of June 13, 2008 by and among Allegro Biodiesel Corporation, Consolidated Energy Holdings, LLC, and the members of CEH.

 2.1.1   Assignment and Assumption Agreement, dated as of June 13, 2008, by and between Allegro Biodiesel Corporation and Consolidated Energy Holdings, LLC

 2.1.2           Voting Agreement, dated as of June 13, 2008 by and among Consolidated Energy Holdings, LLC and certain stockholders of Allegro

10.1             Agreement to Settle Certain Claims, dated as of June 13, 2008, by and among Allegro Biodiesel Corporation and Darrell Dubroc, as member representative of and the Former Members.

10.1.1          Joint Escrow Instructions re release of cash and shares, dated as of June 13, 2008, by and between Allegro Biodiesel Corporation and Darrell Dubroc, as member representative of the Former Members.

10.1.2          Joint Escrow Instructions re the arbitration of remaining claims, dated as of June 13, 2008, by and between Allegro Biodiesel Corporation and Darrell Dubroc, as member representative of the Former Members.

10.2             Escrow Agreement for Escrowed Document, dated as of June 13, 2008, by and among Allegro Biodiesel Corporation, Consolidated Energy Holdings, LLC, Richard Matheny, as escrow agent, and Darrell Dubroc, as member representative of the Former Members.

 99.1            Press Release issued by Allegro Biodiesel Corporation on June 16, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: June 17, 2008

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Bruce Comer
Bruce Comer Chief Executive Officer